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Corey Kinger (Investors)

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TMNG GLOBAL REPORTS 2009 FIRST QUARTER RESULTS

Overland Park, KS – May 14, 2009 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2009 first quarter ended April 4, 2009.

Revenues in the first quarter of 2009 were $14.2 million, compared to revenues of $21.5 million in the first quarter of 2008 and $14.4 million in the fourth quarter of 2008. Revenue comparisons continued to be affected by reduced customer spending in light of global macroeconomic trends, as well as unfavorable foreign exchange impact. During the quarter, TMNG’s gross margin was 38.6%, compared with 47.0% in the first quarter of 2008 and 39.8% in the fourth quarter of 2008. The decrease in gross margin in the first quarter of 2009 was primarily due to declines in strategy project revenues and the Company’s pricing on larger, long-term engagements.

TMNG Global reported a net loss of $(2.2) million, or $(0.06) per diluted share for the first quarter of 2009, compared to net income of $0.3 million, or $0.01 per diluted share in last year’s first quarter. After adjusting for the after tax impact of non-cash charges, including depreciation, amortization and share-based compensation, the non-GAAP adjusted net loss was $(1.3) million, or $(0.04) per diluted share, during the first quarter of 2009. The comparable non-GAAP adjusted net income for the first quarter of fiscal 2008 was $2.2 million, or $0.06 per diluted share.

“The first quarter results reflect the challenging environment that we expected, but also indicate that our strategies focused on cementing significant engagements with our top-revenue generating customers while closely managing costs are beginning to bear fruit,” said Richard Nespola, TMNG Global Chairman and CEO. “Our core management consulting business showed solid growth during the first quarter compared to the fourth quarter. While that growth was offset by a tough marketplace in strategy consulting, we believe we are in position to improve bottom-line results as the impact of our recent revenue ramp in management consulting and cost reductions begin to take hold in the second quarter. We are also encouraged by the traction we are beginning to see with our Ascertain software offering in the U.S., with our first domestic deployment imminent and a major pilot poised for expansion. The path through 2009 will continue to be a bumpy one, but we are cautiously optimistic given how the business has responded to our revenue growth and cost reduction initiatives. We will continue to manage to a goal of achieving positive cash flows from operations in 2009 and a resumption of top-line growth as the year progresses.”

In addition to reporting net (loss) income and net (loss) income per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net (Loss) Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net (loss) income and net (loss) income per share calculated in accordance with

GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2009 first quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 418740, through May 21, 2009.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the recent worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the recent slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	April 4,	March 29,
	2009	2008

Revenues	$14,197	$21,541

Cost of services (includes net non-cash share-based compensation expense of $88 and $193 for the thirteen weeks ended April 4, 2009 and March 29, 2008, respectively)	8,718	11,414

Gross Profit	5,479	10,127

Operating Expenses:

Selling, general and administrative (includes net non-cash share-based compensation expense of $220 and $436 for the thirteen weeks ended April 4, 2009 and March 29, 2008, respectively)	7,408	8,842
Intangible asset amortization	474	1,248
Total operating expenses	7,882	10,090
(Loss) income from operations	(2,403)	37
Other income:
Interest income	82	306
Other, net	15
Total other income	97	306
(Loss) income before income tax provision	(2,306)	343
Income tax benefit (provision)	122	(82)
Net (loss) income	$(2,184)	$261

Net (loss) income per common share:
Basic and diluted	$(0.06)	$0.01

Weighted average shares used in calculation of net (loss) income per common share:
Basic	34,752	36,343
Diluted	34,752	36,490

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	April 4,	January 3,
	2009	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,854	$5,956
Receivables:
Accounts receivable	10,952	8,247
Accounts receivable — unbilled	4,733	4,540
	15,685	12,787
Less: Allowance for doubtful accounts	(380)	(379)
Net receivables	15,305	12,408
Prepaid and other current assets	1,984	1,653
Total current assets	23,143	20,017

NONCURRENT ASSETS:
Property and equipment, net	1,717	1,801
Goodwill	6,331	6,240
Licenses and identifiable intangible assets, net	4,282	4,842
Noncurrent investments	13,824	13,404
Other noncurrent assets	447	410
Total Assets	$49,744	$46,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,424	$1,138
Accrued payroll, bonuses and related expenses	3,871	4,053
Other accrued liabilities	2,798	3,010
Deferred revenue	1,577	476
Accrued contingent consideration	161	161
Unfavorable and other contractual obligations	698	697
Total current liabilities	10,529	9,535

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	934	1,062
Noncurrent borrowings	4,844	1,485
Other noncurrent liabilities	907	1,006
Total noncurrent liabilities	6,685	3,553

Total stockholders’ equity	32,530	33,626
Total Liabilities and Stockholders’ Equity	$49,744	$46,714

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED NET (LOSS) INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	April 4,	March 29,
	2009	2008

Reconciliation of GAAP net (loss) income to non-GAAP adjusted net (loss) income:
GAAP net (loss) income	$(2,184)	$261

Realized gain on auction rate securities	(23)
Depreciation and amortization	796	1,592
Non-cash share based compensation expense	308	629
Tax effect of applicable non-GAAP adjustments	(158)	(259)
Adjustments to GAAP net (loss) income	923	1,962

Non-GAAP adjusted net (loss) income	$(1,261)	$2,223

Reconciliation of GAAP net (loss) income per diluted common share to non-GAAP adjusted net (loss) income per diluted common share:
GAAP net (loss) income per diluted common share	$(0.06)	$0.01

Realized gain on auction rate securities	0.00
Depreciation and amortization	0.02	0.04
Non-cash share based compensation expense	0.01	0.02
Tax effect of applicable non-GAAP adjustments	(0.01)	(0.01)
Adjustments to GAAP net (loss) income per diluted common share	0.02	0.05

Non-GAAP adjusted net (loss) income per diluted common share	$(0.04)	$0.06

Weighted average shares used in calculation of diluted net (loss) income per common share	34,752	36,490

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